Exhibit 10.1.13

EIGHTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

     THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Eighth Amendment”) dated as of June 23, 2010 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, SET-ASIDE SOLUTIONS, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company, and the subsidiaries of Parent that may from time to time hereafter become parties hereto and the Loan Agreement (the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”), and FIFTH THIRD BANK, in its individual capacity (“Fifth Third”), and BANK OF AMERICA, N.A., a national banking association (“Bank of America”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital,” together with Fifth Third and Bank of America, “Lenders”).

RECITALS:

     WHEREAS, Borrowers, Administrative Agent, Fifth Third and Bank of America are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among the parties hereto (as the same may be further amended, supplemented or modified from time to time, collectively with all such consents and amendments, the “Loan Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement; and

     WHEREAS, Borrower, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement, in each case in accordance with, and subject to, the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

     1. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

          a. Section 1.1 of the Loan Agreement is hereby amended as follows:

     i. the definition of “Change of Control” therein is hereby amended and restated in its entirety to read as follows:

     “Change of Control” means that, at any time, (i) Holding Company fails to directly or indirectly own all of the issued and outstanding voting Stock of Parent, (ii) Parent fails to directly or indirectly own all of the issued and outstanding voting Stock of any other Borrower, (iii) Holding Company fails to Control Parent or any other Borrower, (iv) prior to any initial public offering of Holding Company’s Stock, a majority of the members of the Board of Directors of Holding Company do not constitute Continuing Directors, and (v) after any initial public offering of Holding Company’s Stock, (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934,) other than Ultimate Parent shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the issued and outstanding shares of capital Stock of Holding Company having the right to vote for the election of directors of Holding Company under ordinary circumstances or (b) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holding Company (together with any new directors whose election by the board of directors of Holding Company or whose nomination for election by the stockholders of Holding Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

     ii. the definition of “Continuing Director” therein is hereby amended and restated in its entirety to read as follows:

     “Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either, as applicable, a majority of the Continuing Directors or the Manager, (c) any member of the Board of Directors who was a director (or comparable manager) of Holding Company as of the Eighth Amendment Effective Date, and (d) any other member of the Board of Directors otherwise approved as a Continuing Director by the Required Lenders.

     iii. the definition of “Financing Agreements” therein is hereby amended by replacing the reference to “Ultimate Parent” thereof with a reference to “Holding Company”.

     iv. the definition of “Maximum Facility” therein is hereby amended and restated in its entirety to read as follows:

     “Maximum Facility” means One Hundred Ten Million Dollars ($110,000,000).

     v. the definition of “Maximum Term Facility” therein is hereby amended and restated in its entirety to read as follows:

     “Maximum Term Facility” means, at any time, an amount equal to One Hundred Five Million Dollars ($105,000,000).

     vi. the definition of “Pledge Agreements” therein is hereby amended and restated in its entirety to read as follows:

     “Pledge Agreements” means, collectively, (a) that certain Pledge Agreement dated as of the Eight Amendment Effective Date made by Holding Company in favor of Administrative Agent (the “Holding Company Pledge Agreement”), and (b) that certain Pledge Agreement dated as of December 18, 2009 made by Parent in favor of Administrative Agent (the “Parent Pledge Agreement”) with respect to all other Borrowers and to which future Subsidiaries of Parent shall become a party in connection with any Acquisition, each in form and substance reasonably satisfactory to Administrative Agent, as each may be amended, restated, supplemented or otherwise modified from time to time.

     vii. the definition of “Pledgors” therein is hereby amended and restated in its entirety to read as follows:

     “Pledgors” means, collectively, Holding Company and Parent, each in its capacity as the pledgor under their respective Pledge Agreements.

     viii. the definition of “Restricted Agreement” therein is hereby amended and restated in its entirety to read as follows:

     “Restricted Agreement” means, collectively, the material Acquisition Documents, the Management Agreement, the Holding Company Bylaws, and the Organizational Documents of Borrower and Holding Company.

          b. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined terms in alphabetical order:

     “Eighth Amendment Effective Date” means June 23, 2010.

     “Holding Company” means ExamWorks Group, Inc., a Delaware corporation.

     “Holding Company Bylaws” means the Bylaws of Holding Company dated June 22, 2010, as amended, restated, supplemented or otherwise modified from time to time in accordance with Section 9.15 hereof.

          c. Section 1.1 of the Loan Agreement is hereby further amended by deleting the terms “Ultimate Parent Limited Liability Partnership Agreement.”

          d. Annex A to the Loan Agreement is hereby amended and restated in its entirety with Annex A attached hereto. After giving effect to this Eight Amendment and the instruments and agreements being executed and delivered in connection herewith, the Lenders’ respective Pro Rata Shares for purposes of the Loan Agreement will be as set forth in such Annex A.

          e. Annex B to the Loan Agreement is hereby amended and restated in its entirety with Annex B attached hereto.

          f. The definition of “Revolving Credit Notes” in Section 2.1(d) of the Loan Agreement is hereby amended to include: (x) any amendment or modification thereof, and (y) that certain Revolving Credit Note made by Borrowers payable to GE Capital, dated as of the Eighth Amendment Effective Date, made in connection with this Eighth Amendment.

          g. The proviso in Section 2.3(a) of the Loan Agreement is hereby amended and restated as follows:

          “; provided, however, that the original principal amount of each Term Loan used for an Acquisition shall be limited to an amount equal to 2.50 multiplied by the target Seller’s Adjusted EBITDA for the most recent twelve-month period for which financial statements are available.”

          h. The definition of “Term Loan Notes” in Section 2.3(c) of the Loan Agreement is hereby amended to include: (x) any amendment or modification thereof, and (y) that certain Term Loan Note made by Borrowers payable to GE Capital, dated as of the Eighth Amendment Effective Date, made in connection with this Eighth Amendment.

          i. Section 2.22 of the Loan Agreement is hereby deleted in its entirety.

          j. Section 7.1 of the Loan Agreement is hereby amended and restated as follows:

          “Borrower is a corporation duly incorporated or limited liability company duly formed, as applicable, validly existing and in good standing under the laws of the State identified in the Preamble hereto. Borrower is duly qualified and in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction where such qualification is required because of the nature of its activities or properties, except where the failure to so qualify would not cause or create a Material Adverse Change. Borrower has all requisite corporate or limited liability company power to carry on its business as now being conducted and as proposed to be conducted. Prior to any initial public offering of the Stock of Parent, Holding Company legally and beneficially owns 100% of the Stock of Parent. Parent legally and beneficially owns 100% of the Stock of each other Borrower. All issued and outstanding Stock of Borrower is duly authorized and validly issued, fully paid, and non-assessable and free and clear of all Liens, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.”

          k. Section 9.9 of the Loan Agreement is hereby amended by replacing each of the references to “Ultimate Parent” thereof with a reference to “Holding Company”.

          l. Section 9.12(iv) of the Loan Agreement is hereby amended and restated as follows:

          “(iv) Maximum Senior Leverage Ratio. Permit the Senior Leverage Ratio to exceed, measured as of the last day of each Computation Period, 2.75 to 1.00 commencing with the Computation Period ending June 30, 2010.”

          m. Section 10.1(r) of the Loan Agreement is hereby amended and restated as follows:

          “Holding Company shall revoke or attempt to revoke, terminate or contest its obligations under the Holding Company Pledge Agreement, or the Holding Company Pledge Agreement or any provision thereof shall cease to be in full force and effect in accordance with its terms and provisions;”

          n. Section 12.2(b)(i)(C) of the Loan Agreement is hereby amended and restated as follows:

          “(C) to enforce any of the rights of Administrative Agent or Lenders with respect to Holding Company, Parent or any other Borrower provided in this Agreement, under any of the Financing Agreements, or otherwise (whether at law or in equity)”

          o. Section 12.2(b)(iii) of the Loan Agreement is hereby amended and restated as follows:

          “(iii) seeks to enforce or enforces any of the rights and remedies of Administrative Agent or Lenders with respect to Holding Company, Parent or any other Borrower or any guarantor of the Liabilities”

     2. Consent to Corporate Restructuring. Subject to the terms and conditions set forth in this Eighth Amendment, and notwithstanding anything in the Loan Agreement or any of the other Financing Agreements to the contrary, from and after the Eighth Amendment Effective Date, Administrative Agent and Lenders consent to the merger and corporate reorganization (the “Corporate Reorganization”) set forth in and contemplated by that certain Agreement and Plan of Merger dated as of the Eighth Amendment Effective Date by and among Parent, Holding Company and ExamWorks Merger Sub, Inc., a Delaware corporation (the “Merger Agreement”).

     3. GE Capital Joinder as a Lender. GE Capital hereby absolutely and unconditionally (i) joins as and becomes a party to the Loan Agreement as a Lender thereunder and covenants and agrees to be bound by and adhere to the terms, covenants, agreements and conditions set forth in the Loan Agreement of or respecting Lender with respect to the Loan Agreement as if it were an original signatory thereto, and (ii) has, and assumes as an obligor thereunder, all of the rights, obligations, liabilities and indemnities of a Lender under the Loan Agreement (including, without limitation, Section 11) as if GE Capital were an original signatory to the Loan Agreement in each case, at the Commitment levels specified on Annex A attached hereto. Any reference to the term “Lender” or “Lenders” in the Loan Agreement shall hereafter also include GE Capital. GE Capital acknowledges that neither Agent nor any Lender makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Agreement, the other Financing Agreements or any other document or instrument furnished pursuant thereto, or the Liabilities, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectability of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Borrower or other obligor or the performance or observance by any Borrower or any of its Affiliates of their respective obligations under the Loan Agreement or any of the other Financing Agreements. GE Capital certifies to Administrative Agent that GE Capital is exempt from United States backup withholding tax.

     4. No Other Amendments. Notwithstanding the amendments set forth in Section 1 hereof, Holding Company, Parent and the other Borrowers acknowledge and expressly agree that this Eighth Amendment is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms of the Loan Agreement or any other Financing Agreements (other than as expressly set forth in this Eighth Amendment).

     5. Representations and Warranties. Each of Borrowers, Ultimate Parent and Holding Company hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

          a. Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

          b. Each of Borrowers has the corporate or limited liability company, as applicable, power and authority (i) to enter into this Eighth Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          c. This Eighth Amendment has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of each of Borrowers, Holding Company and Ultimate Parent, and each of this Eighth Amendment and the Loan Agreement constitutes the legal, valid and binding obligations of Borrowers (and each of this Eighth Amendment and the Financing Agreements to which Holding Company is a party constitutes the legal, valid and binding obligations of Holding Company, and this Eighth Amendment constitutes the legal, valid and binding obligation of Ultimate Parent), enforceable against Borrowers, Holding Company, and Ultimate Parent, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Holding Company, Ultimate Parent or such Borrower);

          d. The execution and delivery of this Eighth Amendment and performance by each of Borrowers and, as applicable, Holding Company, under this Eighth Amendment, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over such Borrower or Holding Company which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of each of Borrowers or Holding Company, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which any Borrower or Holding Company is party or by which any Borrower’s or Holding Company’s respective assets or properties are bound;

          e. No Default or Event of Default exists both before and after giving effect to this Eighth Amendment, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect;

          f. Administrative Agent and Lenders have been provided with a true and complete, fully-executed copy of the Merger Agreement;

          g. The Corporate Reorganization shall occur concurrently with the closing contemplated by the execution and delivery of this Eighth Amendment; and

          h. With respect to the Corporate Reorganization, no stockholder approval or consent of any kind is or shall be required in accordance with either applicable law or any contractual document binding on Parent.

     6. Conditions Precedent to Effectiveness of this Eighth Amendment. The amendments contained in Section 1 of this Eighth Amendment shall become effective on the date hereof subject to satisfaction of each of the following:

          a. all of the representations and warranties of Borrowers, Ultimate Parent and Holding Company under Section 5 hereof, which are made as of the date hereof, being true and correct in all material respects;

          b. receipt by Administrative Agent of duly executed signature pages to this Eighth Amendment from each of Borrowers, Ultimate Parent, Holding Company and Lenders;

          c. copies of resolutions of the Board of Directors of Holding Company authorizing or ratifying the execution, delivery and performance by Holding Company of the Holding Company Pledge Agreement and any other Financing Agreement to which Holding Company is a party, certified by a Duly Authorized Officer of Holding Company. A certificate of a Duly Authorized Officer of Holding Company certifying the names of the officers of Holding Company authorized to duly execute the Pledge Agreement and such other Financing Agreements to which Holding Company is a party, together with a sample of the true signature of each such officer. Certified copies of Holding Company’s Certificate of Incorporation, certified by the Delaware Secretary of State as of a recent date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which Holding Company is required to be qualified to transact business. A true, correct and complete copy of the Bylaws and any shareholders agreement of Holding Company, each certified by a Duly Authorized Officer of such entity, shall also be delivered to Administrative Agent on the Closing Date.

          d. subject to Section 16 hereof, receipt by Administrative Agent of such other duly executed and delivered resolutions, certified Organization Documents, good standing certificates, secretary’s certificate, and such other related certificates and documents (if any), with respect to Parent and the other Borrowers reasonably required by Administrative Agent in connection with this Eighth Amendment (each of which must be in form and substance reasonably satisfactory to the Administrative Agent);

          e. receipt by Administrative Agent of true, correct and complete duly executed copies of each of the following: (i) a Second Modification to Revolving Credit Note by Borrowers with respect to the Revolving Credit Note of each of Fifth Third and Bank of America, respectively; (ii) a Third Modification to Term Loan Note by Borrowers with respect to the Term Loan Note of each of Fifth Third and Bank of America, respectively; (iii) a Revolving Credit Note by Borrowers payable to GE Capital; (iv) a Term Loan Note by Borrowers payable to GE Capital; and (v) a Pledge Agreement by Holding Company in favor of Administrative Agent (together with original stock certificate(s) and assignment(s) separate from certificate);

          f. subject to Section 16 hereof, receipt of UCC tax, lien, pending suit and judgment searches for each Borrower, each dated a date reasonably near to the Eighth Amendment Effective Date in all jurisdictions of formation for such entities, respectively, the results of which shall be satisfactory to Administrative Agent in its sole and absolute determination;

          g. receipt by Administrative Agent of an opinion of Paul, Hastings, Janofsky & Walker, LLP, legal counsel to Holding Company, Parent and the other Borrowers, addressed to Administrative Agent, Issuing Lenders and each Lender, in form and substance reasonably satisfactory to Administrative Agent;

          h. payment of (x) a $400,000 commitment fee by Borrower to GE Capital, and (y) the applicable Term Draw Fee by Parent to GE Capital for its pro rata share of its Term Loan funding; provided, however, that until the outstanding Term Loans held by Fifth Third and Bank of America exceed the amount of their respective outstanding Term Loans at the close of the Business Day immediately prior to the closing of this Amendment, neither Fifth Third nor Bank of America shall receive any additional Term Draw Fee);

          i. execution of a Termination Agreement of even date herewith by and among Ultimate Parent, Richard E. Perlman, James K. Price and Administrative Agent regarding termination of (x) the Ultimate Parent Pledge Agreement and its liens and accompanying Uniform Commercial Code financing statement, and (y) that certain related side letter agreement dated December 18, 2009 made by Ultimate Parent, Richard E. Perlman and James K. Price in favor of Administrative Agent;

          j. true and complete, fully-executed copies of each of the certificates, written consents and documents required or delivered in connection with the Corporate Reorganization, including the Merger Agreement, the Certificate of Merger and the Assignment and Assumption Agreement;

          k. receipt by Administrative Agent of the invoiced amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent and GE Capital in connection with this Eighth Amendment pursuant to Section 9 hereof and otherwise due and owing pursuant to the Loan Agreement;

          l. receipt by Administrative Agent of certified copies of all documents evidencing Borrower’s receipt of or satisfaction with any necessary consents, regulatory approvals and any other governmental approvals, if any, with respect to the Corporate Reorganization and this Eighth Amendment and any other documents provided for herein or to be executed by Borrower or Holding Company; and

          m. receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, consents or opinions as Administrative Agent or the Required Lenders reasonably may require, if any.

     7. Reaffirmation; References to Loan Agreement.

          a. Each Borrower and Holding Company acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement and the Financing Agreements, as amended hereby, shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Eighth Amendment.

          b. Upon the effectiveness of this Eighth Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Eighth Amendment.

          c. The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower of any provision or term of the Loan Agreement, this Eighth Amendment or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Eighth Amendment or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Eighth Amendment or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Eighth Amendment, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent’s execution and delivery of this Eighth Amendment establish a course of dealing among Administrative Agent, Holding Company, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any amendments or, if at any time applicable, waivers with respect to the Loan Agreement. The terms and provisions of this Eighth Amendment shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

          d. Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

     8. Release.

          a. In consideration of, among other things, the consent and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, the Ultimate Parent, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders and trustees (all collectively, with Ultimate Parent, Parent and each other Borrower, the “Releasing Parties”), do hereby unconditionally, irrevocably and forever remise, satisfy, acquit, release and discharge the Administrative Agent and Lenders and any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, costs, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand, proceedings or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Eighth Amendment, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Borrower, Parent and Ultimate Parent acknowledges that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Eighth Amendment.

          b. Each of the Ultimate Parent, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Lender Party or Releasing Party does not know or suspect to exist as of the date hereof. Each of the Ultimate Parent, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Eighth Amendment (and without which the amendments in Section 1 hereof would not have been agreed to by Administrative Agent and Lenders).

     9. Costs, Expenses and Taxes. Without limiting the obligation of Borrower to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Eighth Amendment, Borrower agrees to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Eighth Amendment and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses.

     10. Counterparts. This Eighth Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     11. Governing Law. This Eighth Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of law principles.

     12. Financing Agreement. This Eighth Amendment shall constitute a Financing Agreement.

     13. Severability; Faxes. Any provision of this Eighth Amendment which is prohibited or unenforceable for any reason shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

     14. Successors and Assigns. This Eighth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Holding Company, Parent nor any Borrower may assign any of its respective rights or obligations under this Eighth Amendment without the prior written consent of Administrative Agent.

     15. Negative Covenant of Holding Company. Until such time as the Liabilities are Paid in Full, Holding Company hereby agrees that it shall not engage in any activity or business other than solely the ownership of the stock of Borrower and activities incidental thereto. For clarification, the parties hereto agree that a breach of this Section 15 shall constitute an immediate Event of Default under and pursuant to the Loan Agreement.

     16. Additional Post Closing Covenants. Borrower shall furnish to Administrative Agent and Lenders each of the following: (a) UCC tax, lien, pending suit and judgment searches as of a recent date, the results of which shall be satisfactory to Administrative Agent in its sole and absolute determination, for (i) CFO Medical Services, LLC, a New Jersey limited liability company, and Florida Medical Specialists, Inc., a New Jersey corporation, within fifteen (15) days of the date hereof; and (ii) Ricwel of West Virginia, LLC, a West Virginia limited liability company, and IME Software Solutions, LLC, a Michigan limited liability company, within five (5) days of the date hereof; (b) certified charters as of a recent date for CFO Medical Services, LLC, a New Jersey limited liability company, Florida Medical Specialists, Inc., a New Jersey corporation, Ricwel of West Virginia, LLC, a West Virginia limited liability company, and The Ricwell Corporation, an Ohio corporation, within five (5) days of the date hereof (each of which must be in form and substance reasonably satisfactory to the Administrative Agent); and (c) a certificate of good standing as of a recent date for Ricwel of West Virginia, LLC, a West Virginia limited liability company, within five (5) days of the date hereof (which must be in form and substance reasonably satisfactory to the Administrative Agent). For clarification, the parties hereto agree that a breach of this Section 16 shall constitute an immediate Event of Default under and pursuant to the Loan Agreement.

[Remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SOUTHWEST MEDICAL EXAMINATION
SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SET-ASIDE SOLUTIONS, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

EXAMWORKS, INC.
EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Acknowledged and Agreed:

EXAMWORKS HOLDINGS, LLLP
By: Compass Partners, L.L.C., its General Partner

By:	/s/ Richard E. Perlman
Name:	Richard E. Perlman
Its:	President

EXAMWORKS GROUP, INC.

By:	/s/ Richard E. Perlman
Name:	Richard E. Perlman
Its:	Co-Chairman and Co-Chief Executive Officer

EXAMWORKS, INC.
EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President

GENERAL ELECTRIC CAPITAL
CORPORATION,
as a Lender

By:	/s/ W. Grant Johnston
W. Grant Johnston
Duly Authorized Signatory

EXAMWORKS, INC.
EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT